SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

ADHEREX TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32295	20-0442384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4620 Creekstone Drive, Suite 200, Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 919-484-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As discussed in Item 8.01, on February 21, 2007, Adherex issued a total of 75,759,000 units at a purchase price of US$0.33 to investors in Canada, the United States, Bermuda and Europe. Each unit consists of one share of Adherex common stock and one-half of a warrant to purchase shares of Adherex common stock, resulting in the issuance of 75,759,000 shares of common stock and warrants to purchase an aggregate of 37,879,500 shares. Each whole warrant entitles the holder to purchase one share of common stock at a purchase price of US$0.40 at any time within three years from the closing.

Adherex is a Canadian company. The units were sold pursuant to a registered offering in three provinces in Canada. The units were distributed in the United States pursuant to the exemption from registration provided by Rule 506 of Regulation D.

In the offering, Adherex raised gross proceeds of US$25 million. Adherex paid the underwriter in the offering an aggregate commission of US$1,500,000, equal to 6% of the gross proceeds. Adherex also issued to the underwriter warrants to purchase, within two years after the closing of the offering, an aggregate of 4,545,540 units at a per unit purchase price of US$0.33. Each unit will be the same as those sold in the offering, consisting of one share of common stock and one-half of a warrant to purchase shares of common stock. The common shares underlying the warrants, including the underwriter warrants, were qualified under the Canadian registration used in the offering.

Item 5.01.	Changes in Control of Registrant.

As a result of units purchased in the offering discussed in Items 3.02 and 8.01, the following three entities beneficially own the following amounts and percentages of Adherex common stock:

•	Southpoint Capital Advisors LP, New York, New York, now beneficially owns 41,504,000 shares of Adherex common stock, representing 42% of our current issued and outstanding common shares.

•

Lawrence Asset Management Inc., Toronto, Ontario, Canada, now owns or exercises control over 15,151,515 shares of common stock, representing approximately 17% of our current issued and outstanding common shares.

•	OrbiMed Advisors LLC, New York, New York, now owns or exercises control over 8,829,117 common shares, representing approximately 10% of our current issued and outstanding common shares.

The percentages above assume the exercise of all warrants issued to each entity, but no other outstanding warrants or options. To our knowledge, all of these entities used cash on hand to purchase the units. We have no arrangements or understandings with any of these three entities and their associates with respect to the election of directors or other matters.

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Item 8.01.	Other Events.

On February 21, 2007, Adherex announced that it had completed the previously announced public offering of units for US$25 million in gross proceeds pursuant to a short form prospectus filed with the securities regulatory authorities in each of the provinces of British Columbia, Alberta and Ontario. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to February 21, 2007, Adherex had been a “foreign private issuer,” as defined under the Securities Exchange Act of 1934. As a result of the offering, Adherex has determined that more than 50% of its outstanding shares of common stock are directly or indirectly owned by residents of the United States. Consequently, Adherex is no longer a “foreign private issuer” and is subject to all of the reporting requirements of the Exchange Act applicable to a U.S. domestic issuer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document
1.1	Underwriting Agreement dated January 19, 2007 between Adherex Technologies Inc. and Versant Partners Inc.

4.43	Form of Common Stock Warrant dated February 21, 2007

4.44	Form of Underwriter’s Warrant dated February 21, 2007

4.45	Warrant Indenture dated February 21, 2006 between Adherex Technologies Inc. and Computershare Trust Company of Canada

99.1	Press Release dated February 21, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHEREX TECHNOLOGIES INC.

Date: February 22, 2007	/s/ D. Scott Murray
D. Scott Murray
Vice President, General Counsel & Secretary

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